Exhibit 99.1

For more information, contact:

Michael Ruane	Eric Erickson	Kris Block
Tel: 484-582-5405	Tel: 484-582-5480	Tel: 484-582-5505
michael.ruane@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com

SunGard Announces Second Quarter 2007 Results

Wayne, PA – August 9, 2007 – SunGard (http://www.sungard.com), a global leader in integrated software and processing solutions and the pioneer and leading provider of information availability services, reported today that revenue for the three months ended June 30, 2007 was $1.18 billion, an increase of 10% over revenue for the three months ended June 30, 2006. Organic revenue (revenue from businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months) grew 9% for the quarter compared to the same period in 2006, including the approximate 2% impact of changes in currency exchange rates overall and in each of our segments.

Adjusted income from operations (defined in Note 1 to the Notes to the Consolidated Condensed Financial Information) for the three months ended June 30, 2007 was $265 million, a 10% increase over $240 million for the same period in 2006.

Reported income from operations for the three months ended June 30, 2007 was $134 million compared to $123 million for the same period in 2006, an increase of 9%. Reported income from operations in the three months ended June 30, 2007 and 2006 includes amortization of acquired intangible assets of $105 million and $102 million, respectively; stock-based compensation and purchase accounting adjustments and other expenses of $26 million and $14 million, respectively; and merger costs of $1 million in the three months ended June 30, 2006.

For the three months ended June 30, 2007, adjusted EBITDA (defined in Note 2 to the Notes to the Consolidated Condensed Financial Information) was $342 million compared to $304 million in 2006, an increase of 13%.

Cristóbal Conde, president and chief executive officer, commented, “SunGard’s performance for the quarter was strong. Our Financial Systems business once again reported strong organic growth. The realignment of our Financial Systems business earlier this year has improved our competitiveness and positioned us better to bundle multiple products. Our Availability Services business recently announced a definitive agreement to acquire VeriCenter which will help broaden our service offerings and improve our economies of scale. Overall the pipeline is solid and our competitiveness remains strong.”

Revenue for the first six months of 2007 increased 11% over the same period in 2006 to $2.29 billion. Adjusted income from operations for the six months ended June 30, 2007 was $492 million compared to $442 million last year. Reported income from operations for the six months ended June 30, 2007 was $248 million and includes amortization of acquired intangible assets of $209 million and stock-based compensation, purchase accounting adjustments and other expenses of $35 million. In the first six months of 2006, reported income from operations was $212 million and includes amortization of acquired intangible assets of $198 million, stock-based compensation, purchase accounting adjustments and other expenses of $29 million and merger costs of $3 million.

Financial Systems revenue increased 19% to $590 million for the quarter. Organic revenue grew approximately 15%. License fees were $56 million for the quarter compared to $40 million for the same period in 2006, an increase of 41%.

Notable deals in the quarter included the following:

•	A leading international investment firm selected SunGard for its Rule 22c2 compliance solution for market timing for mutual funds.

•	A leading global provider of financial business solutions selected SunGard’s BRASS EnGard as its equities trading compliance solution.

•	A global broker-dealer signed a ten-year renewal to use SunGard’s GMI system for global derivatives, futures and options.

Higher Education & Public Sector Systems revenue was $233 million for the quarter, unchanged from the same period in 2006. License fees were $20 million for the quarter, a decrease of $2 million from the same quarter of 2006.

Notable deals in the quarter included the following:

•	A community college district in California renewed a contract with SunGard Higher Education to manage its information technology.

•	A research university selected a full range of SunGard Higher Education’s Banner Unified Digital Campus solutions.

•	A policy development company based in London renewed a contract with SunGard Vivista to manage its business services and information and communications technology.

Availability Services revenue increased 4%, all of which was organic, to $352 million for the quarter.

Notable deals in the quarter included the following:

•	A large commercial bank selected SunGard for vaulting and disaster recovery services.

•	A computer programming vendor that provides automated data management solutions selected SunGard for managed services.

•	An industrial construction services company specializing in scaffolding and concrete construction forming selected SunGard for managed services.

At June 30, 2007, total debt was $7.5 billion, cash balances were $294 million and off-balance sheet debt was $417 million. During the six months ended June 30, 2007, the Company invested $152 million in capital expenditures and $62 million (net of cash acquired) in seven acquisitions.

Conference Call & Webcast

A conference call to review the results is scheduled for Friday, August 10, 2007 at 9:00 a.m. (Eastern Time). The dial-in number is (706) 902-1370, conference ID 10283243. A replay will be available shortly after the end of the call through midnight on August 17, 2007. To listen to the replay, please dial (706) 645-9291, conference ID 10283243. You may also listen to the call at www.vcall.com, by clicking on the “Investor Events Calendar” and then on the “listen” icon for SunGard. A replay will be available shortly after the end of the Webcast, through midnight on August 17, 2007 at www.vcall.com.

About SunGard

With annual revenue exceeding $4 billion, SunGard is a global leader in software and processing solutions for financial services, higher education and the public sector. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 25,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. Visit SunGard at www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Banner, BRASS EnGard, GMI and Vivista are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Three Months Ended
	Jun. 30, 2006	Jun. 30, 2007
Revenue:
Services	$956	$1,042
License and resale fees	80	100

Total products and services	1,036	1,142
Reimbursed expenses	28	33

	1,064	1,175

Costs and expenses:
Cost of sales and direct operating	495	543
Sales, marketing and administration	221	268
Product development	64	64
Depreciation and amortization	58	61
Amortization of acquisition-related intangible assets	102	105
Merger costs	1	—

	941	1,041

Income from operations	123	134
Interest income	3	4
Interest expense and amortization of deferred financing fees	(161)	(159)
Other expense	(6)	(3)

Loss before income taxes	(41)	(24)
Income tax benefit	(11)	(19)

Net loss	$(30)	$(5)

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Six Months Ended
	Jun. 30, 2006	Jun. 30, 2007
Revenue:
Services	$1,879	$2,064
License and resale fees	133	165

Total products and services	2,012	2,229
Reimbursed expenses	55	62

	2,067	2,291

Costs and expenses:
Cost of sales and direct operating	967	1,068
Sales, marketing and administration	444	508
Product development	128	138
Depreciation and amortization	115	120
Amortization of acquisition-related intangible assets	198	209
Merger costs	3	—

	1,855	2,043

Income from operations	212	248
Interest income	6	9
Interest expense and amortization of deferred financing fees	(318)	(324)
Other expense	(18)	(40)

Loss before income taxes	(118)	(107)
Income tax benefit	(42)	(6)

Net loss	$(76)	$(101)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

	Dec. 31, 2006	Jun. 30, 2007
Assets:
Current:
Cash and cash equivalents	$316	$294
Accounts receivable, net	279	285
Clearing broker assets	420	461
Prepaid expenses and other current assets	179	195
Retained interest in accounts receivable sold	275	261

Total current assets	1,469	1,496
Property and equipment, net	773	797
Software products, net	1,386	1,338
Customer base, net	2,857	2,811
Other assets, net	1,235	1,223
Goodwill	6,951	7,007

Total Assets	$14,671	$14,672

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$45	$63
Accounts payable and accrued expenses	743	663
Clearing broker liabilities	376	407
Deferred revenue	762	798

Total current liabilities	1,926	1,931
Long-term debt	7,394	7,437
Deferred income taxes	1,777	1,793

Total liabilities	11,097	11,161
Stockholder’s equity	3,574	3,511

Total Liabilities and Stockholder’s Equity	$14,671	$14,672

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 1. Reconciliation of Income from Operations to Adjusted Income from Operations

Adjusted income from operations represents income from operations adjusted for amortization of acquisition-related intangible assets, merger costs, adjustments for deferred revenue, stock-based compensation expense and external management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Three Months Ended
(in millions)	Jun. 30, 2006	Jun. 30, 2007
Income from operations	$123	$134
Amortization of acquisition-related intangible assets	102	105
Merger costs	1	—
Purchase accounting adjustments	2	2
Stock-based compensation and other costs	12	24

Adjusted income from operations	$240	$265

	Six Months Ended
(in millions)	Jun. 30, 2006	Jun. 30, 2007
Income from operations	$212	$248
Amortization of acquisition-related intangible assets	198	209
Merger costs	3	—
Purchase accounting adjustments	6	3
Stock-based compensation and other costs	23	32

Adjusted income from operations	$442	$492

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 2. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities, both of which were entered into in August 2005. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA.

	Three Months Ended
(in millions)	Jun. 30, 2006	Jun. 30, 2007
Net loss	$(30)	$(5)
Interest expense, net	158	155
Income tax benefit	(11)	(19)
Depreciation and amortization	160	166

EBITDA	277	297
Purchase accounting adjustments	—	2
Non-cash charges	10	7
Unusual or non-recurring charges	5	12
Acquired EBITDA, net of disposed EBITDA	2	12
Other	4	3

Adjusted EBITDA - senior secured credit facilities	298	333
Loss on sale of receivables	6	9

Adjusted EBITDA - senior notes due 2013 and senior subordinated notes due 2015	$304	$342

	Six Months Ended
(in millions)	Jun. 30, 2006	Jun. 30, 2007
Net loss	$(76)	$(101)
Interest expense, net	312	315
Income tax benefit	(42)	(6)
Depreciation and amortization	313	329

EBITDA	507	537
Purchase accounting adjustments	2	3
Non-cash charges	18	15
Unusual or non-recurring charges	11	42
Acquired EBITDA, net of disposed EBITDA	1	8
Other	11	9

Adjusted EBITDA - senior secured credit facilities	550	614
Loss on sale of receivables	13	16

Adjusted EBITDA - senior notes due 2013 and senior subordinated notes due 2015	$563	$630